Exhibit 99.1

HOST MARRIOTT CORPORATION

Introductory Notes to Financial Information

The Company

Host Marriott Corporation, herein referred to as “we” or “Host Marriott,” is a self-managed and self-administered real estate investment trust (REIT) that owns primarily hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Marriott, L.P., or Host LP, of which we are the sole general partner. For each share of our common stock, Host LP has issued to us one unit of operating partnership interest, or OP Unit. When distinguishing between Host Marriott and Host LP, the primary difference is the 7% of the partnership interests in Host LP held by outside partners as of April 27, 2004, which is reflected as minority interest in our consolidated balance sheets and minority interest expense in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

	March 26, 2004	December 31, 2003
ASSETS
Property and equipment, net	$7,020	$7,085
Assets held for sale	—	73
Notes and other receivables	54	54
Due from managers	79	62
Investments in affiliates (c)	86	74
Other	383	364
Restricted cash	598	116
Cash and cash equivalents	526	764

Total assets	$8,746	$8,592

LIABILITIES AND SHAREHOLDERS’ EQUITY
Debt
Senior notes, including $490 million, net of discount, of Exchangeable Senior Debentures (b)	$3,459	$3,180
Mortgage debt	2,109	2,205
Exchangeable Subordinated Debentures (c)	492	—
Other	100	101

Total debt	6,160	5,486
Accounts payable and accrued expenses	121	108
Liabilities associated with assets held for sale	—	2
Other	151	166

Total liabilities	6,432	5,762

Interest of minority partners of Host Marriott L.P.	124	130
Interest of minority partners of other consolidated partnerships	94	89
Company-obligated mandatorily redeemable exchangeable preferred securities of a subsidiary whose sole assets are exchangeable subordinated debentures due 2026 (“Exchangeable Preferred Securities”) (c)	—	475
Shareholders’ equity
Cumulative redeemable preferred stock (liquidation preference $354 million), 50 million shares authorized; 14.1 million shares issued and outstanding	339	339
Common stock, par value $.01, 750 million shares authorized; 321.6 million shares and 320.3 million shares issued and outstanding, respectively	3	3
Additional paid-in capital	2,619	2,617
Accumulated other comprehensive income	26	28
Deficit	(891)	(851)

Total shareholders’ equity	2,096	2,136

Total liabilities and shareholders’ equity	$8,746	$8,592

(a)	Our consolidated balance sheet as of March 26, 2004 has been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in the Annual Report on Form 10-K.

(b)	Amount includes $494 million in 7 7/8% Series B senior notes redeemed on April 15, 2004.

(c)	We adopted Financial Interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN 46) in 2003. Under FIN 46, our limited purpose trust subsidiary that was formed to issue trust-preferred securities (the

HOST MARRIOTT CORPORATION

Consolidated Balance Sheets (a)

(unaudited, in millions, except share amounts)

Exchangeable Preferred Securities Trust) was accounted for on a consolidated basis as of December 31, 2003 since we were the primary beneficiary under FIN 46.

In December 2003, the FASB issued a revision to FIN 46, which we refer to as FIN 46R. Under FIN 46R, we are not the primary beneficiary and we are required to deconsolidate the accounts of the Exchangeable Preferred Securities Trust. We adopted the provisions of FIN 46R on January 1, 2004. As a result, we recorded the $492 million in debentures (the Exchangeable Subordinated Debentures) issued by the Exchangeable Preferred Securities Trust and eliminated the $475 million of Exchangeable Preferred Securities that were previously classified in the mezzanine section of our consolidated balance sheet. The difference of $17 million is our investment in the Exchangeable Preferred Securities Trust, which is included in “Investments in affiliates” on our consolidated balance sheet. Additionally, we classified the related dividend payment of approximately $7 million as interest expense. We elected not to restate prior periods and the adoption of FIN 46R had no effect on our net loss, loss per diluted share or financial covenants under our senior notes indenture.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

	Quarter ended
	March 26, 2004	March 28, 2003
Revenues
Rooms	$473	$452
Food and beverage	257	242
Other	50	52

Total hotel sales	780	746
Rental income (b)	29	27
Other income	—	2

Total revenues	809	775

Expenses
Rooms	119	111
Food and beverage	190	180
Hotel departmental expenses	216	206
Management fees	32	32
Other property-level expenses (b)	69	70
Depreciation and amortization	83	84
Corporate expenses	13	13

Total expenses	722	696

Operating profit	87	79
Interest income	3	3
Interest expense, including interest expense for the Exchangeable Subordinated Debentures in 2004 (c)	(118)	(110)
Net gains on property transactions	1	1
Minority interest income (expense)	(3)	1
Equity in losses of affiliates	(5)	(6)
Dividends on Exchangeable Preferred Securities (c)	—	(7)

Loss before income taxes	(35)	(39)
Benefit from income taxes	3	4

Loss from continuing operations	(32)	(35)
Income from discontinued operations (d)	1	1

Net loss	(31)	(34)
Less: dividends on preferred stock	(9)	(9)

Net loss available to common shareholders	$(40)	$(43)

Basic and diluted loss per common share	$(.12)	$(.16)

(a)	Our consolidated statements of operations for the quarter ended March 26, 2004 and March 28, 2003 have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations should be read in conjunction with the consolidated financial statements and notes thereto included in our Annual Report on Form 10-K.

HOST MARRIOTT CORPORATION

Consolidated Statements of Operations (a)

(unaudited, in millions, except per share amounts)

(b)	Rental income and expense are as follows:

	Quarter ended
	March 26, 2004	March 28, 2003
Rental income
Full-service	$12	$10
Limited service and office buildings	17	17

	$29	$27

Rental and other expenses (included in other property-level expenses)
Full-service	$2	$1
Limited service and office buildings	18	17

	$20	$18

(c)	See discussion of new accounting standard in footnote (b) to the consolidated balance sheet. Interest expense for the first quarter of 2004 also includes approximately $12 million for the payment of call premiums and the acceleration of deferred financing costs on debt redemptions and repayments.

(d)	Reflects the results of operations and gain (loss) on sale, net of the related income tax, for six properties sold in the first quarter of 2004 and eight properties sold in 2003.

HOST MARRIOTT CORPORATION

Earnings (Loss) per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended March 26, 2004			Quarter ended March 28, 2003
	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount	Income (loss) (Numerator)	Shares (Denominator)	Per Share Amount
Net loss	$(31)	321.0	$(.09)	$(34)	264.3	$(.13)
Dividends on preferred stock	(9)	—	(.03)	(9)	—	(.03)

Basic and diluted loss available to common shareholders per share (a)	$(40)	321.0	$(.12)	$(43)	264.3	$(.16)

(a)	Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted average number of shares of common stock outstanding. Diluted earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders as adjusted for potentially dilutive securities, by the weighted average number of shares of common stock outstanding plus other potentially dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, those preferred OP Units held by minority partners, other minority interests that have the option to convert their limited partnership interests to common OP Units and the Exchangeable Subordinated Debentures. No effect is shown for any securities that are anti-dilutive.

HOST MARRIOTT CORPORATION

Other Financial and Operating Data

(unaudited, in millions, except per share)

	March 26, 2004	December 31, 2003
Equity
Common shares outstanding	321.6	320.3
Common shares and minority held common OP Units outstanding	344.6	343.8
Preferred OP Units outstanding	.02	.02
Class A Preferred shares outstanding	4.1	4.1
Class B Preferred shares outstanding	4.0	4.0
Class C Preferred shares outstanding	6.0	6.0
Class D Preferred shares outstanding	.03	.03

Security pricing
Common (a)	$12.26	$12.32
Class A Preferred (a)	$27.09	$26.74
Class B Preferred (a)	$26.72	$27.00
Class C Preferred (a)	$27.99	$27.26
Exchangeable Preferred Securities (b)	$50.69	$51.00
Exchangeable Senior Debentures (c)	$997.50	$—

Dividends per share
Common	$—	$—
Class A Preferred	$.625	$2.50
Class B Preferred	$.625	$2.50
Class C Preferred	$.625	$2.50
Class D Preferred	$.625	$1.88

Debt
Percentage of fixed rate debt	86%	85%
Weighted average interest rate (d)	7.1%	7.7%
Weighted average debt maturity (d)	6.8 years	5.5 years
Credit facility, outstanding balance (capacity of $250 million)	$—	$—

Other Financial Data
Construction in progress	$75	$56
	Quarter ended
	March 26, 2004	March 28, 2003
Hotel Operating Statistics for All Full-Service Properties
Average Daily Rate	$150.41	$145.90
Average Occupancy	70.8%	68.7%
RevPAR	$106.42	$100.20

(a)	Share prices are the closing price on the consolidated balance sheet date, as reported by the New York Stock Exchange, for the common and preferred stock.

(b)	Market price as of March 26, 2004 as quoted by Bloomberg L.P. As of March 26, 2004, we have reclassified these securities to debt on our consolidated balance sheet. See footnote (b) to the consolidated balance sheet.

(c)	Market price as of March 26, 2004 as quoted by Bloomberg L.P. Quoted price reflects the price of a single $1,000 debenture, which is exchangeable for common stock upon the incurrence of certain events.

(d)	Amounts include the Exchangeable Subordinated Debentures in 2004. See footnote (b) to the consolidated balance sheet. Excluding the Exchangeable Subordinated Debentures, our weighted average interest rate was 7.1% and our weighted average debt maturity was 5.4 years.